Exhibit 10.21

Attachment H-4

GLOBAL TERMS
FOR 2021 RESTRICTED STOCK UNIT GRANTS
UNDER THE ORGANON & CO. 2021 INCENTIVE STOCK PLAN

This is a summary of the terms applicable to the Restricted Stock Unit (“RSU”) award granted to you by Organon & Co. (“Organon” or the “Company”) and specified in this document (“RSU Award”). Different terms may apply to any prior or future RSU awards.

I.GENERAL INFORMATION

A.Grant Document
This RSU Award is subject to the terms, conditions and provisions of the Organon & Co. 2021 Incentive Stock Plan, including any sub-plan thereunder for your country (the “Plan”). In addition, this RSU Award is subject to this document and any additional terms and conditions for your country in Appendix A (together, the “Terms”). Unless otherwise defined in this document, capitalized terms used in these Terms are as defined in the Plan.
IMPORTANT NOTICE: This grant requires the holder (“you”) to affirmatively accept it. You MUST log onto the Morgan Stanley website at (http://www.morganstanley.com/spc/knowledge/managing- equity/managing-your-existing-awards/accepting-awards-grants/) to accept your grant. Follow the procedure described on the Morgan Stanley website to accept your RSU Award within 90 days. Failure to accept the terms and conditions of your RSU Award within 90 days may result in forfeiture of the RSU Award.
B.Grant
The number of RSUs granted to you on the grant date (“Grant Date”) indicated in the Morgan Stanley Stock Plan System under the “Portfolio” section represents your total RSU Award.
C.Vesting Date
Except as otherwise provided in these Terms, the RSUs are scheduled to vest in accordance with the Vesting Schedule reflected in the Morgan Stanley Stock Plan System. Each RSU that vests will entitle you to receive one share of common stock of the Company as soon as practicable after the Vesting Date(s) reflected in the Morgan Stanley Stock Plan System (the “Vesting Date”), but in no event later than March 15 of the year following the year in which the Vesting Date occurs.
D.Restricted Period
The Restricted Period is the period during which this RSU Award is restricted and subject to forfeiture, unless ended earlier as described under Section II below. No voting rights apply to this RSU Award. No fractional shares will be awarded. All calculations are subject to rounding.
E.Dividend Equivalents
During the Restricted Period, dividend equivalents will be accrued for you if and to the extent dividends are paid by the Company on its common stock. Payment of such dividend equivalents will be made, without interest or earnings, at the time of distribution as described in paragraph F of this section. If any portion of this RSU Award lapses, is forfeited or expires, no dividend equivalents will be credited or paid on such portion.
Any payment of dividend equivalents will be reduced to the extent necessary for the Company to satisfy any tax or other withholding obligations or rights. You shall have no rights as a stockholder, including voting rights, until shares are issued to you after expiration of the Restricted Period.
F.Distribution
Upon the expiration of the Restricted Period, if you are then employed by your employer (the “Employer”) or the Company or any parent, subsidiary, affiliate or JV (as defined below) of the Company, you will be entitled to receive a number of shares of Organon common stock equal to the number of RSUs that have become unrestricted and the dividend equivalents that accrued on that portion (subject to any applicable tax withholding obligations).
A.409A Compliance
This paragraph applies only to the extent you are a U.S. taxpayer, and only if the Company determines that you are a “specified employee,” as defined in the regulations under Section 409A of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), at the time of your “separation from service,” as defined in those regulations. If this paragraph applies, then any RSUs that otherwise would have been settled during the first six months following your separation from service will not be settled until administratively feasible following the first day of the sixth month following the separation from service, in the same form as they would have been made had this restriction not applied; provided further, that dividend equivalents that otherwise would have accrued will accrue during the period during which distribution is suspended, unless the settlement of those units is exempt from Section 409A of the Code. No distribution of RSUs may be made unless in compliance with Section 409A of the Code or any successor thereto.
B.Subject to Recoupment
For employees in Band 600 and above, this RSU Award will be subject to recoupment in the event of certain financial restatements, inaccurate performance calculations, or egregious conduct, as set forth in the Company’s Recoupment policy (as may be amended from time to time).
II.TERMINATION OF EMPLOYMENT

If your employment with your employer (the “Employer”) or if different, the Company or a parent, subsidiary, affiliate or JV of the Company is terminated during the Restricted Period, your right to this RSU Award will be determined according to the terms in this Section II and for grantees outside the U.S., the “Nature of Grant” section in Appendix A.
A.General Rule
If your employment is terminated during the Restricted Period for any reason other than those specified in the following paragraphs, this RSU Award (and any accrued dividend equivalents) will be forfeited on the date your employment ends. For the avoidance of doubt, unless otherwise provided in this Section II and for grantees outside the U.S., the “Nature of Grant” section in Appendix A, service during any portion of the Restricted Period shall not entitle you to vest in a pro rata portion of the RSU Award. If your employment is terminated as described in this paragraph and you are later rehired by the Employer or the Company or a parent, subsidiary, affiliate or JV, this grant nevertheless will expire according to this paragraph notwithstanding such rehire.
B.Joint Venture
Employment with a joint venture including any other entity in which the Company has a significant business or ownership interest (“JV”) is not considered termination of employment for purposes of this RSU Award. Such employment must be approved by, and contiguous with employment by, the Company. The terms set out below apply to this RSU Award while you are employed by the JV or other entity. Regardless of this provision, if you would not be eligible to receive a grant under the Plan after your transfer of employment, your employment will be considered terminated for the purposes of this grant upon your transfer.

C.Other Terminations

If primary reason your employment ends is due to:	Here’s what happens to your unvested Restricted Stock Units (RSUs):
Voluntary Termination Misconduct Termination for poor performance or for Cause	An unvested portion of the RSU Award and accrued dividend equivalents will be forfeited on the date your employment ends.
Involuntary Termination not for poor performance, or without Cause Retirement Death Disability

A pro rata portion of your unvested RSU Award and accrued dividend equivalents will be distributed to you at such time as they would have been paid if your employment had continued. The pro rata portion will equal the full amount of this RSU Award (whether or not vested) times the number of completed months during the Restricted Period and prior to the date employment terminates, divided by the total number of months during the Restricted Period of the grant1, reduced by the number of RSUs that have vested. The remainder and any accrued dividend equivalents will be forfeited on the date your employment ends.

Sale (for example, sale of your subsidiary, division or JV)
The following portion of your RSU Award and accrued dividend equivalents will be distributed to you at such time as it would have been paid if your employment had continued:
•one-third if employment terminates on or after the Grant Date but before the first anniversary thereof (the remainder will be forfeited on the date your employment ends); and
•all if employment terminates on or after the first anniversary of the Grant Date.

Change in Control of the Company
If this RSU Award remains outstanding following a Change in Control and is converted into a successor RSU Award, any unvested portion becomes payable on the scheduled Vesting Date(s) subject to your continuous employment.
If the Employer or the Company or a parent, subsidiary, affiliate, or JV of the Company involuntarily terminates your employment during the Restricted Period without Cause before the second anniversary of the closing of any Change in Control, then this RSU Award will continue in accordance with its terms as if employment had continued and will be distributed at the time active employees receive distributions with respect to this RSU Award.
If this RSU does not remain outstanding following the Change in Control and is not converted into a successor RSU, then you will be entitled to receive cash for this RSU in an amount equal to the fair market value of the consideration paid to Organon stockholders for a share of Organon common stock in the Change in Control payable within 30 days of the closing of the change in control. On the second anniversary of the closing of the Change in Control, this paragraph shall expire.

1 The total number of months during the Restricted Period of a grant that vests over three years is 36 months.

III.TRANSFERABILITY

This RSU Award is not transferable and may not be assigned or otherwise transferred.
IV.DATA PRIVACY

The Company is located at 30 Hudson Street, Floor 33, Jersey City, NJ 07302 and grants employees of the Company and any parent, subsidiary, affiliate or JV of the Company, the opportunity to participate in the Plan, at the Company's sole discretion. If you would like to participate in the Plan, you understand that you should review the following information about the Company’s data processing practices and declare your consent.
A.Data Collection and Usage
The Company collects, processes and uses your personal data, including, name, home address, email address and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares of common stock or directorships held in the Company, and details of all awards, canceled, vested, or outstanding in your favor, which the Company receives from you or your Employer. If the Company offers you the opportunity to participate in the Plan, then the Company will collect your personal data for purposes of allocating stock and implementing, administering, and managing the Plan. The Company’s legal basis for the processing of your personal data would be your consent.
B.Stock Plan Administration Service Providers
The Company transfers participant data to Morgan Stanley, an independent service provider based in the United States, which assists the Company with the implementation, administration, and management of the Plan. In the future, the Company may select a different service provider and share your data with another company that serves in a similar manner. The Company’s service provider will open an account for you. You will be asked to agree on separate terms and data processing practices with the service provider, which is a condition to your ability to participate in the Plan.
C.International Data Transfers
The Company and its service providers are based in the United States. If you are outside of the United States, you should note that your country has enacted data privacy laws that are different from the United States. The Company’s legal basis for the transfer of your personal data is your consent.
D.Data Retention
The Company will use your personal data only as long as is necessary to implement, administer and manage your participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and security laws. When the Company no longer needs your personal data, which will generally be seven years after you participate in the Plan, the Company will remove it from its systems. If the Company keeps data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be relevant laws or regulations.
E.Voluntariness and Consequences of Consent Denial or Withdrawal.
Your participation in the Plan and your grant of consent is purely voluntary. You may deny or withdraw your consent at any time. If you do not consent, or if you withdraw your consent, you cannot participate in the Plan. This would not affect your salary as an employee; you would merely forfeit the opportunities associated with the Plan.
F.Data Subject Rights
You have a number of rights under data privacy laws in your country. Depending on where you are based, your rights may include the right to (i) request access or copies of personal data the Company processes, (ii) rectification of incorrect data, (iii) deletion of data, (iv) restrictions on processing, (v) portability of data, (vi) to lodge complaints with competent authorities in your country, and/or (vii) a list with the names and addresses of any potential recipients of your personal data. To receive clarification regarding your rights or to exercise your rights please contact the Company at Attn: Global Privacy Office, 30 Hudson Street, Floor 34, Jersey City, New Jersey, U.S.A. 07302 or at privacyoffice@organon.com.
G.Collection, Use and Transfer of Personal Data
The collection, use and transfer of your personal data for the purpose of implementing, administering, and managing your participation in the Plan is conducted in accordance with the Company’s Global Privacy and Data Protection Policy. You also understand that the Company may, in the future, request you to provide another data privacy consent. If applicable and upon request of the Company, you agree to provide an executed acknowledgement or data privacy consent form to the Company or the Employer (or any other acknowledgements, agreements, or consents) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in your country, either now or in the future. You understand that you will not be able to participate in the Plan if you fail to execute any such acknowledgement, agreement or consent requested by the Company and/or the Employer.
If you agree with the data processing practices described in this notice, you will declare your consent by clicking the "Accept" icon on the Morgan Stanley website.
V.GOVERNING LAW AND VENUE

This document may be amended only by another written agreement between the parties. This document shall be construed in accordance with and governed by the laws of the State of Delaware without giving effect to the principles of conflicts of laws. Unless otherwise set forth in the applicable grant agreement, the State and Federal courts located in the State of Delaware shall have exclusive jurisdiction for any action brought pursuant to this document.

VI.SEVERABILITY

The provisions of this document are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
VII.WAIVER

You acknowledge that a waiver by the Company of breach of any provision of this document shall not operate or be construed as a waiver of any other provision of this document or of any subsequent breach by you or any other grantee.
VIII.ELECTRONIC ACCEPTANCE

The Company may, in its sole discretion, decide to deliver any documents related to the RSU Award or future RSUs that may be granted under the Plan by electronic means or request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.
IX.COUNTRY-SPECIFIC APPENDIX

The RSU Award shall be subject to any additional provisions set forth in Appendix A for your country, if any. If you relocate to one of the countries included in the Appendix during the life of the RSU Award, the additional provisions for such country shall apply to you, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.

X.ADMINISTRATION

The Committee is responsible for construing and interpreting this grant, including the right to construe disputed or doubtful Plan provisions, and may establish, amend, and construe such rules and regulations as it may deem necessary or desirable for the proper administration of this grant. Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation, and effect of this grant shall, to the maximum extent permitted by applicable law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be final, binding, and conclusive upon the Company, all eligible employees and any person claiming under or through any eligible employee. All determinations by the Committee including, without limitation, determinations of the eligible employees, the form, amount and timing of incentives, the terms and provisions of incentives and the writings evidencing incentives, need not be uniform and may be made selectively among eligible employees who receive, or are eligible to receive, incentives hereunder, whether or not such eligible employees are similarly situated.
For further information regarding the Long-Term Incentive Program, please visit the Company’s intranet Long- Term Incentive homepage.
XI.DEFINITIONS

Cause. Means a grantee’s (i) material breach of any written agreement between the grantee and the Employer, including the grantee’s breach of any material representation, warranty or covenant made under any such agreement, or the grantee’s breach of any written policy or code of conduct established by the Employer and applicable to the grantee; (ii) commission of an act of gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement; (iii) commission of, or conviction or indictment for, or pleading no contest (or local equivalent) to, any crime (which carries a custodial sentence) or any crime involving moral turpitude; or (iv) willful failure or refusal to perform grantee’s duties to the Employer or to follow any lawful directive from the Board or grantee’s supervisor.
Disability. Is defined as the inability to perform the material duties of your role by reason of a physical or mental infirmity that is expected to last for at least six months or to result in your death, whether or not you are eligible for disability benefits from any applicable disability program.
Involuntary Termination. An “involuntary termination” includes termination of your employment by the Employer or the Company or a parent, subsidiary, affiliate, or JV as the result of a restructuring or job elimination but excludes non-performance of your duties and other termination reasons such as Sale, Retirement, Death, Disability, Misconduct, Cause or Change in Control.
Retirement. For grantees who are employed in the U.S., “retirement” means a termination of employment after attaining the earliest of (a) age 55 with at least 10 years of service, (b) age 65 without regard to years of service. For other grantees, “retirement” is determined by the Company in its sole discretion. The Company reserves the right to modify any definition of retirement established for purposes of this RSU Award and/or adjust the consequences of termination due to retirement to comply with local law.

APPENDIX A
ADDITIONAL TERMS AND CONDITIONS FOR GRANTEES OUTSIDE THE U.S.
This Appendix, which is part of the Global Terms for 2021 Restricted Stock Unit Grants under the Organon & Co. 2021 Incentive Stock Plan, contains additional “terms and conditions” that will apply to you if you reside outside the United States.
The terms and conditions in Part A of this Appendix apply to all grantees who reside outside the United States. The additional terms and conditions in Part B of this Appendix will also apply to the grantee if he or she resides in one of the countries referenced in Part B. Part B of this Appendix also includes foreign asset/account reporting, exchange control and other “notifications” which provide information that is helpful to know in connection with your participation in the Plan.
The information in this Appendix is based on the laws in effect in the respective countries as of June 2021. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in this Appendix as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time that the Restricted Period on the RSU Award expires and shares of common stock are issued to you or you sell shares of common stock acquired under the Plan.
In addition, the information contained in this Appendix is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of a particular result. Accordingly, you should seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.
Finally, if you are a citizen or resident of a country, or are considered a resident of a country, other than that in which you are currently working, or transfer residence and/or employment after the Grant Date, the information contained herein may not apply to you in the same manner. The Company shall, in its sole discretion, determine to what extent the terms and conditions included herein will apply under these circumstances.

APPENDIX A - PART A: ADDITIONAL TERMS AND CONDITIONS FOR ALL COUNTRIES OUTSIDE OF THE UNITED STATES
The following additional terms and conditions will apply to you if you reside in any country outside the United States.
A.Tax Withholding
Regardless of any action the Company and/or the Employer take with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items arising out of your participation in the Plan and legally applicable or deemed applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company and/or the Employer, if any. You further acknowledge that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSU Award or underlying shares of common stock, including, but not limited to, the grant, vesting or settlement of the RSU, the subsequent sale of shares of common stock acquired upon the expiration of the Restricted Period and the receipt of any dividends and/or dividend equivalents; and (ii) do not commit and are under no obligation to structure the terms of the grant or any aspect of the RSU to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Furthermore, if you have become subject to tax in more than one jurisdiction, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to the relevant taxable or tax withholding event, as applicable, you shall pay or make arrangements satisfactory to the Company and/or the Employer to satisfy any applicable withholding obligations or rights with regard to all Tax-Related Items. In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the Tax-Related Items by one or a combination of the following: (i) withholding from your wages or other cash compensation paid to you by the Company, the Employer and/or any parent, subsidiary, affiliate or JV; or (ii) withholding from proceeds of the sale of shares of common stock acquired at expiration of the Restricted Period either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization); or (iii) withholding in shares of common stock to be issued upon expiration of the Restricted Period; provided, however, that if you are a Section 16 officer of the Company under the Exchange Act, then the Company will withhold from proceeds of the sale of shares of common stock pursuant to (ii) above, unless the use of such withholding method is problematic under applicable tax or securities law or has materially adverse accounting consequences, in which case, the obligation for Tax-Related Items may be satisfied by a one or a combination of (i) or (iii) above.
The Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates in your jurisdiction(s). In the event of over-withholding, you may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in common stock), or if not refunded, you may seek a refund from the local tax authorities. In the event of under-withholding, you may be required to pay additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer. If the obligation for Tax- Related Items is satisfied by withholding in shares of common stock, for tax purposes, you will be deemed to have been issued the full number of shares of common stock subject to the vested RSUs, notwithstanding that a number of the shares is held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of your participation in the Plan.
You shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described in this section. The Company may refuse to issue or deliver the shares of common stock or the proceeds of the sale of shares if you fail to comply with your obligations in connection with the Tax-Related Items.
B.Nature of Grant

In accepting the RSU Award, you acknowledge and agree that:
1.the Plan is established voluntarily by the Company, is discretionary in nature, and may be amended, suspended, or terminated by the Company at any time;
2.the grant of the RSU is exceptional, voluntary, and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;
3.all decisions with respect to future RSU grants, if any, will be at the sole discretion of the Company;
4.your participation in the Plan is voluntary;
5.your participation in the Plan shall not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company and shall not interfere with the ability of the Employer to terminate your employment or service relationship (if any) at any time;
6.the RSU and any shares of common stock acquired under the Plan, and income from and value of same, are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Employer, the Company, or any parent, subsidiary, affiliate, or JV of the Company, and that are outside the scope of your employment or service contract, if any;
7.unless otherwise agreed with the Company in writing, the RSU and any shares of common stock acquired under the Plan, and the income from and value of same, are not granted as consideration for, or in connection with, the service you may provide as a director of a subsidiary, affiliate, or JV of the Company;
8.the RSU and any shares of common stock acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;
9.the RSU and any shares of common stock acquired under the Plan, and the income and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments, and in no event should be considered as compensation for, or relating in any way to, past services for the Employer, the Company or any parent, subsidiary, affiliate or JV of the Company;
10.the future value of the shares of common stock underlying the RSU is unknown, indeterminable and cannot be predicted with certainty;
11.no claim or entitlement to compensation or damages shall arise from termination of the RSU resulting from termination of your employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any);
12.for purposes of the RSU Award, your employment relationship will be considered terminated as of the date you are no longer providing services to the Employer or the Company or any parent, subsidiary, affiliate or JV (regardless of the reason for such termination and whether or not later found to be invalid or in breach of the employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and unless otherwise expressly provided in this document, your right to vest in the RSU under the Plan, if any, will terminate effective as of such date and will not be extended by any notice period or any period of "garden leave" or similar period mandated under local law; the Compensation and Benefits Committee of the Board of Directors of the Company or its delegate (the “Committee”) responsible for administering the Plan shall have the exclusive discretion to determine when you are no longer providing services for purposes of the grant (including whether you may still be considered to be providing services while on a leave of absence);
13.the RSU and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability;

14.the Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendation regarding your participation in the Plan, or the acquisition or sale of underlying shares; You should consult with your personal tax, legal and financial advisors regarding the decision to participate in the Plan and before taking any action related to the Plan; and
15.neither the Employer, nor the Company or any parent, subsidiary, affiliate, or JV shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the RSU Award or any amounts due to you pursuant to the vesting of the RSU Award, the subsequent sale of shares acquired under the Plan or the receipt of any dividends and/or dividend equivalents.
C.Insider Trading/Market Abuse Laws
You acknowledge that, depending on your or your broker’s country of residence or where shares of common stock are listed, you may be subject to insider trading restrictions and/or market abuse laws, which may affect your ability to accept, acquire, sell or otherwise dispose of shares of common stock, rights to shares of common stock (e.g., RSUs) or rights linked to the value of shares of common stock under the Plan during such times that you are considered to have “inside information” regarding the Company (as defined by the laws or regulations in the applicable jurisdictions or your country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before you possessed inside information.
Furthermore, you could be prohibited from (i) disclosing the inside information to any third party and (ii)
“tipping” third parties or causing them otherwise to buy or sell securities. You should keep in mind that third parties include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You understand you are responsible for ensuring compliance with any restrictions and should consult with your personal legal advisor on this matter.
D.Foreign Asset/Account, Exchange Control and Tax Obligations
You acknowledge that, depending on your country, you may be subject to foreign asset/account, exchange control and/or tax reporting requirements as the result of the acquisition of shares of common stock or cash (including dividend equivalents, dividends, and the proceeds of the sale of shares of common stock) derived from your participation in the Plan, in, to and/or from a brokerage/bank account or legal entity located outside your country. The applicable laws of your country may require that you report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in your country. You may also be required to repatriate cash received from participating in the Plan to your country within a certain time after receipt. You acknowledge that you are responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult your personal tax, legal and/or financial advisors regarding the same.
E.Language
You acknowledge that you are proficient in the English language or have consulted with an advisor who is sufficiently proficient, to allow you to understand the terms and conditions of this document. If you have received this document, or any other document related to the RSU and/or the Plan translated into a language other than English, and if the translated version is different than the English version, the English version will control, unless otherwise prescribed by local law.
F.Imposition of Other Requirements and Issuance of Shares
The Company reserves the right to impose other requirements on this RSU and the shares of common stock acquired pursuant to the RSU Award, to the extent the Company determines it is necessary or advisable to comply with local laws or facilitate the administration of the Plan, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
If advisable due to local law requirements, the Committee, in its sole and absolute discretion, may require the immediate forced sale of the shares of common stock issuable upon vesting of the RSUs. Alternatively, unless otherwise set forth in this Appendix, the Committee, in its sole and absolute discretion, may determine to pay out the RSUs in cash equal to the Fair Market Value of the shares of common stock underlying the RSUs.

APPENDIX A - PART B: COUNTRY-SPECIFIC ADDITIONAL TERMS AND CONDITIONS AND NOTIFICATIONS

Country	Additional Terms and Conditions, and notifications
Australia
Notifications
Australia Offer Document
The Company is pleased to provide you with this offer to participate in the Plan. This offer document sets out information regarding the offer to participate in the Plan for Australian resident grantees of the Company and its subsidiaries, affiliates and joint ventures. This information is provided by the Company to ensure compliance of the offer with Australian Securities and Investments Commission (“ASIC”) Class Order 14/1000, ASIC Regulatory Guide 49 and relevant provisions of the Corporations Act 2001.
Additional Documents. In addition to the information set out in this supplement, you are also being provided with copies of the following documents:
(a)the Plan;
(b)the Plan Prospectus (which contains a summary of the Plan);
(c)the Terms;
(d)LTI Program Overview (available in the Company’s intranet site, Hera, under LTI page); and
(e)the summary of tax consequences of participation in the Plan for Australia, which is accessible by logging into your account at Morgan Stanley

(collectively, the “Additional Documents”).
The Additional Documents provide further information to help you make an informed investment decision about participating in the Plan. Neither the Plan nor the Plan Prospectus is a prospectus for the purposes of the Corporations Act 2001.
You should not rely upon any oral statements made in relation to this offer. You should rely only upon the statements contained in this supplement and the Additional Documents when considering participation in the Plan.
General Information Only. The information herein is general information only. It is not advice or information that takes into account your objectives, financial situation and needs.
You should consider obtaining your own financial product advice from a person who is licensed by ASIC to give such advice.
Risk Factors. Investment in shares of common stock involves a degree of risk. If you elect to participate in the Plan, you should monitor your participation and consider all risk factors relevant to the vesting or issuance of shares of common stock under the Plan as set forth below and in the Additional Documents.
You should have regard to risk factors relevant to investment in securities generally and, in particular, to holding shares of common stock of the Company. For example, the value at which an individual share of common stock is quoted on the New York Stock Exchange (“NYSE”) may increase or decrease due to a number of factors. There is no guarantee that the value of a share of common stock will increase. Factors that may affect the value of an individual share of common stock include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity and oil prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature of the markets in which the Company operates and general operational and business risks.
More information about potential factors that could affect the Company’s business and financial results will be included in the Company’s most recent Annual Report on Form 10-K and the Company’s Quarterly Report on Form 10-Q. Copies of these reports are available at http://www.sec.gov/, on the Company’s “Investor Relations” page at https://www.organon.com/investor-relations/ and upon request to the Company.
In addition, you should be aware that the Australian dollar (“AUD”) value of any shares of common stock acquired under the Plan will be affected by the USD/AUD exchange rate. Participation in the Plan involves certain risks related to fluctuations in this rate of exchange.
Common Stock in a U.S. Corporation. Common stock of a U.S. corporation is analogous to ordinary shares of an Australian corporation. Each holder of a share of common stock is entitled to one vote. Further, shares of common stock are not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.
Ascertaining the Market Value of Shares of Common Stock. You may ascertain the current market value of an individual    share    of    common    stock    as    traded    on    the    NYSE    under    the    symbol    “OGN”    at:

https://www.nyse.com/quote/XNYS:OGN. The AUD equivalent of that value can be obtained at: https://www.rba.gov.au/statistics/frequency/exchange-rates.html.
This will not be a prediction of the market value of an individual share of common stock when the RSU Award vests or shares of common stock are issued under the Plan or of the applicable exchange rate on the Vesting Date or the date the shares of common stock are issued.
Exchange Control Notification
Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers of any amount. The Australian bank assisting with the transaction will file the report for you. If there is no Australian bank involved in the transfer, you will have to file the report yourself.
Tax Information
The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Tax Assessment Act”) applies (subject to the conditions in the Tax Assessment Act).

Austria
Notifications
Exchange Control Notification
If you hold shares of common stock acquired under the Plan outside of Austria, you must submit a report to the Austrian National Bank. An exemption applies if the value of the shares of common stock as of any given quarter does not meet or exceed €30,000,000 or as of December 31 does not meet or exceed €5,000,000. If the former threshold is met or exceeded, quarterly obligations are imposed, whereas if the latter threshold is met or exceeded, annual reports must be filed with the Austrian National Bank. The deadline for filing the quarterly report is the 15th day of the month following the end of the relevant quarter. The deadline for filing the annual report is January 31st of the following year.
When you sell shares of common stock issued upon expiration of the Restricted Period under the Plan, there may be exchange control obligations if the cash received is held outside Austria. If the transaction volume of all your accounts abroad meets or exceeds €10,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month.

Belgium
Notifications
Foreign Asset/Account Reporting Notification
You are required to report any securities held (including shares of common stock) and brokerage or bank accounts (including any brokerage account held by you at Morgan Stanley Smith Barney or such other stock plan service provider as may be selected by the Company in the future) opened and maintained outside Belgium on your annual tax return. The first time you report the account(s) on your annual income tax return, you will have to provide the National Bank of Belgium Central Contact Point with certain details regarding such foreign accounts (including the account number, broker or bank name and country in which any such account was opened) in a separate form. This form, as well as information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be under the Kredietcentrales / Centrales des credits caption. You should consult with your personal tax advisor to determine your personal reporting obligations.
Annual Securities Accounts Tax Information
A new “annual securities accounts tax” has been implemented, which imposes a 0.15% annual tax on the value of the qualifying securities held in a Belgian or foreign securities account. The tax will not apply unless the total value of securities held in such account exceeds EUR 1 million on average on four reference dates within the relevant reporting period (i.e., December 31, March 31, June 30 and September 30). The tax will first be due for the period starting on the day of entry into force of the implementing law (i.e., February 26, 2021) and ending on September 30, 2021. For future, the tax will be due for periods starting October 1 and ending September 30. Different payment obligations apply depending on whether the securities account is held with a Belgian or foreign financial institution. You should consult your personal tax advisor for more information regarding your annual securities accounts tax payment obligations.
For avoidance of doubt, the stock exchange tax that had applied to transactions executed by a Belgian resident through a non-Belgian financial intermediary was eliminated as the result of a ruling by the Belgian Constitutional Court on October 17, 2019.

Bosnia	There are no country-specific provisions.
Brazil	Terms and Conditions

Compliance with Law
By accepting the RSU Award, you acknowledge that you agree to comply with applicable Brazilian laws and pay any and all applicable taxes associated with the expiration of the Restricted Period, the sale of shares obtained pursuant to the expiration of the Restricted Period, and the receipt of any dividends or dividend equivalents.
Labor Law Acknowledgment
By accepting the RSU Award, you agree that you are (i) making an investment decision and (ii) the value of the underlying shares of common stock is not fixed and may increase or decrease in value over the Restricted Period without compensation to you.
Further, you acknowledge and agree that, for all legal purposes, (i) any benefits provided to you under the Plan are unrelated to your employment or service; (ii) the Plan is not a part of the terms and conditions of your employment or service; and (iii) the income from your participation in the Plan, if any, is not part of your remuneration from employment or service.
Notifications
Foreign Asset/Account Reporting Notification
If you hold assets and rights outside Brazil with an aggregate value exceeding US$1,000,000, and you are a resident or domiciled in Brazil, you will be required to prepare and submit to the Central Bank of Brazil an annual declaration of such assets and rights. Assets and rights that must be reported include shares of the Company’s common stock acquired or the receipt of any dividends or dividend equivalents paid under the Plan. Please note that the US$1,000,000 threshold may be changed annually and that foreign individuals holding Brazilian visas are considered Brazilian residents for purposes of this reporting requirement.
If the value of the shares of common stock you receive under the Plan exceeds BRL 5,000, you must report the shares acquired in the assets and rights section of the annual Natural Person Income Tax Return typically due by the last business day of April.
Tax Notification
Payments to foreign countries and repatriation of funds into Brazil (including proceeds from the sale of shares of common stock) and the conversion of USD into BRL associated with such fund transfers may be subject to the Tax on Financial Transactions. It is your responsibility to comply with any applicable Tax on Financial Transactions arising from your participation in the Plan. You should consult with your personal tax advisor for additional details.

Bulgaria
Notifications
Foreign Asset/Account Reporting Notification
If the total value of cash or securities (including shares obtained pursuant to the expiration of the Restricted Period) held by you, in a foreign bank or brokerage account, equals or exceeds BGN 50,000 as of December 31st, you may be required to file statistical forms with the Bulgarian National Bank. If required, the forms must be filed by March 31st of the following year. You must also report the acquisition of shares of common stock under the Plan on your annual tax return in the year of acquisition and in each subsequent annual tax return for as long as you hold the shares. If you have any questions regarding these obligations, you should contact your local bank in Bulgaria.

Canada
Terms and Conditions Termination of Employment
This provision replaces paragraph (9) of the “Nature of Grant” section in Part A of this Appendix:
Except to the extent explicitly required under local employment standards legislation, the RSU Award and any shares of common stock acquired under the Plan, and the income and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments, and in no event should be considered as compensation for, or relating in any way to, past services for the Employer, the Company or any parent, subsidiary, affiliate or JV of the Company;
This provision replaces paragraph (11) of the “Nature of Grant” section in Part A of this Appendix:
Except to the extent explicitly required under local employment standards legislation, no claim or entitlement to compensation or damages shall arise from termination of the RSU Award resulting from termination of your employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any);
This provision replaces paragraph (12) of the “Nature of Grant” section in Part A of this Appendix:
For purposes of the RSU Award, except to the extent expressly provided in your Terms or expressly required by applicable legislation, your employment relationship will be considered terminated (regardless of the reason for such termination) and your right to vest in the RSU Award under the Plan, if any, will terminate as of the date that is the earliest of (a) the date you are no longer employed or providing services to the Company or any parent, subsidiary, affiliate or joint venture, (b) the date you receive written notice of termination of employment, or (c) the date written notice of termination is delivered to your last known address (together, the “Termination Date”). Except to the extent explicitly required by applicable legislation, the Termination Date will exclude any notice period or period of pay in lieu of such notice required under statute, contract, common/civil law or otherwise. You will not earn, or be entitled to earn, any pro-rated vesting for that portion of time before the date on which your right to vest terminates, nor will you be entitled to any compensation for lost vesting. In case of any dispute as to whether termination of employment has occurred that cannot be reasonably determined under your Terms and the Plan, the Committee shall have the sole discretion, subject to applicable legislation, to determine whether such termination of employment has occurred and the effective date of such termination.
Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, your right to vest in the RSU Award under the Plan, if any, will terminate effective as of the last day of your minimum statutory notice period, but you will not earn or be entitled to pro-rated vesting if the Vesting Date falls after the end of your statutory notice period, nor will you be entitled to any compensation for lost vesting.
Payment of Award
Notwithstanding any discretion contained in Section 11(d) of the Plan, the grant of the RSU Award does not provide any right for you to receive a cash payment and the RSU Award is payable in shares of common stock only.
The following provisions will apply to you if you are a resident of Quebec:
Language Consent
The parties acknowledge that it is their express wish that the Terms, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la rédaction en anglais de la convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.
Data Privacy
This provision supplements the “Data Privacy” section in the Terms:
You hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. You further authorize the Company, and its subsidiaries, affiliates or joint ventures and Morgan Stanley Smith Barney and any other stock plan service provider that may be selected by the Company to assist with the Plan to disclose and discuss the Plan with their respective advisors. You further authorize the Company and its subsidiaries, affiliates and joint ventures to record such information and to keep such information in your employee file.
Notifications
Securities Law Information
You are permitted to sell shares of common stock acquired through the Plan through the broker designated by the Company under the Plan, if any, provided the resale of shares of common stock acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the shares of common stock are listed. The shares are currently listed on the New York Stock Exchange.
Foreign Asset/Account Reporting Notification
Specified foreign property, including shares of common stock, Incentives and other rights to receive shares of a non-Canadian company held by a Canadian resident employee must generally be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the employee’s foreign specified property exceeds
C$100,000 at any time during the year. The Form T1135 must be filed by April of the following year. Thus, such Incentives must be reported - generally at a nil cost - if the C$100,000 cost threshold is exceeded because other foreign property is held by the employee. When shares of common stock are acquired, their cost generally is the adjusted cost base (“ACB”) of the shares of common stock. The ACB would ordinarily equal the fair market value of the shares of common stock at the time of acquisition, but if the employee owns other shares of common stock of the same company, this ACB may have to be averaged with the ACB of the other shares of common stock. Canadian residents should consult with their personal tax advisors to ensure compliance with their reporting requirements.

Chile
Notifications
Securities Law Information
THE OFFER OF THE AWARD CONSTITUTES A PRIVATE OFFERING OF SECURITIES IN CHILE EFFECTIVE AS OF THE GRANT DATE. THE OFFER OF AWARD IS MADE SUBJECT TO GENERAL RULING N° 336 OF THE CHILEAN COMMISSION OF THE FINANCIAL MARKET (“CMF”). THE OFFER REFERS TO SECURITIES NOT REGISTERED AT THE SECURITIES REGISTRY OR AT THE FOREIGN SECURITIES REGISTRY OF THE CMF, AND, THEREFORE, SUCH SECURITIES ARE NOT SUBJECT TO OVERSIGHT OF THE CMF. GIVEN THAT THE AWARD IS NOT REGISTERED IN CHILE, THE COMPANY IS NOT REQUIRED TO PROVIDE PUBLIC INFORMATION ABOUT THE AWARD OR SHARES OF COMMON STOCK IN CHILE. UNLESS THE AWARD AND/OR THE SHARES OF COMMON STOCK ARE REGISTERED WITH THE CMF, A PUBLIC OFFERING OF SUCH SECURITIES CANNOT BE MADE IN CHILE.
Exchange Control and Tax Information
You must comply with the exchange control and tax reporting requirements in Chile when sending funds into the country in connection with the sale of shares of common stock acquired under the Plan, and register any investments with the Chilean Internal Revenue Service (the “CIRS”). You should consult with your personal legal advisor regarding any applicable exchange control obligations prior to vesting in the RSU Award or receiving proceeds from the sale of shares acquired at vesting, dividends or dividend equivalents and how to register with the CIRS.
You are not required to repatriate funds obtained from the sale of shares of common stock or the receipt of any dividends or dividend equivalents. However, if you decide to repatriate such funds, you must do so through the Formal Exchange Market (i.e., a commercial bank or registered foreign exchange office) if the funds exceed US$10,000. In such case, you must report the payment to a commercial bank or registered foreign exchange office receiving the funds. The commercial bank or registered foreign exchange office will then submit an affidavit to the Central Bank within a day of receipt of the foreign currency.
If your aggregate investments held outside of Chile exceed US$5,000,000 or its equivalent in other foreign currencies (including the investments made under the Plan), you must inform the Central Bank of Chile with updated information accumulated for a three month period, within and no later than the first 45 calendar days following the closing of the months of March, June and September, and no later than 60 calendar days following the closing of the month of December, by means of providing the completed form of Annex 3.1 (and of Annex 3.2 at the closing of December if applicable) of Chapter XII of the Exchange Regulations Manual. Please note that exchange control regulations in Chile are subject to change.
Foreign Asset/Account Reporting Notification
The CIRS requires all taxpayers to provide information annually regarding (i) the results of investments held abroad and (ii) any taxes paid abroad which the taxpayers will use as credit against Chilean income tax. The sworn statements disclosing this information (or Formularios) must be reported on Form 1929 and submitted electronically through the CIRS website www.sii.cl before July 1 of each year, depending on the assets and/or taxes being reported. If you fail to meet the above requirements, you may be ineligible to receive certain foreign tax credits. Given these requirements are subject to change, you should consult with your personal legal advisor to ensure compliance with the applicable requirements.

The People’s Republic of China
Terms and Conditions Payment of Award
Any Award granted to you will be settled in cash only. This means that upon vesting of your Award, you will receive in cash the value of the underlying shares of common stock at vesting, less any Tax-Related Items and broker’s fees or commissions, which will be remitted to you via local payroll.

Colombia
Terms and Conditions Labor Law Acknowledgment
This provision supplements the “Nature of Grant” section in Part A of this Appendix:
You acknowledge that pursuant to Article 128 of the Colombian Labor Code, the Plan, the RSU Award and any income realized under the Plan do not constitute a component of your “salary”. Therefore, they will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amount which may be payable.
Notifications
Foreign Asset/Account Reporting Notification
Colombian residents must file an annual information return with the Colombian Tax Office detailing any assets (such as shares of common stock acquired under the Plan) held abroad. If the individual value of any of these assets exceeds a certain threshold, you must describe each asset and indicate the jurisdiction in which it is located, its nature and its value.
Securities Law Information.
The shares of common stock are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the shares of common stock may not be offered to the public in Colombia. Nothing in this supplement should be construed as the making of a public offer of securities in Colombia.
Exchange Control Notification
You are responsible for complying with any and all Colombian foreign exchange restrictions, approvals and reporting requirements in connection with the RSU Award and any shares of common stock acquired or funds received under the Plan. This includes reporting obligations to the Central Bank (Banco de la Republica). You will also be required to register your investments with the Central Bank, regardless of the value of the investment by filing a Form No. 11 any time before disposing of shares of common stock. All payments for your investment originating in Colombia (and the liquidation of such investments) must be transferred through the Colombian foreign exchange market (e.g. local banks), which includes the obligation of correctly completing and filing the appropriate foreign exchange form (declaración de cambio). You should consult with your personal legal advisor regarding any your exchange control obligations.

Costa Rica	There are no country-specific provisions.
Croatia
Notifications
Exchange Control Notification
Croatian residents may be required to report any acquisition of foreign securities (such as shares of the Company’s common stock) to the Croatian National Bank for statistical purposes. However, because exchange control regulations may change without notice, you should consult your personal legal advisor to ensure compliance with current regulations. It is your responsibility to comply with Croatian exchange control laws.

Cyprus	There are no country-specific provisions.
Czech Republic
Notifications
Exchange Control Notification
You may be required to notify the Czech National Bank (“CNB”) that you acquired shares under the Plan and/or that you maintain a foreign account. Such notification will be required if the aggregate value of your foreign direct investments is CZK 2,500,000 or more, you have a certain threshold of foreign financial assets, or you are specifically requested to do so by the Czech National Bank. Exchange control regulations change frequently and without notice; therefore, you should consult with your legal advisor prior to the sale of shares of common stock to ensure compliance with current regulations. It is your responsibility to comply with Czech exchange control laws, and neither the Company nor your Employer will be liable for any resulting fines or penalties.

Denmark	Terms and Conditions

Labor Law Acknowledgment
This provision supplements the “Nature of Grant” section in Part A of this Appendix:
By accepting the RSU Award, you understand and agree that this grant relates to future services to be performed and is not a bonus or compensation for past services.
Stock Option Act
You acknowledge that you received the Employer Statement (attached immediately below) which summarizes select terms of your RSU Award.
As set forth in Section 1 of the Stock Option Act, the Stock Option Act only applies to “employees” as that term is defined in Section 2 of the Stock Option Act and to the extent you are subject to Danish law. If you are a member of the registered management of the Company's subsidiary, affiliate or joint venture in Denmark or otherwise do not satisfy the definition of employee or are not subject to Danish law, you will not be subject to the Stock Option Act and the Employer Statement will not apply to you.
Notifications
Exchange Control and Tax Information
The Danish Tax Reporting Act that entered into force on January 1, 2019 removed the rules that previously obligated you to inform the Danish Tax Administration about shares of common stock held in foreign bank or brokerage accounts and deposit accounts with a foreign bank or broker. The use of the Forms V and K are discontinued as of January 1, 2019 and replaced by automatic exchange of information regarding bank and brokerage accounts. However, you must still report shares of common stock held in a foreign bank or brokerage account in your tax return under the section of foreign affairs and income.
Denmark Employer Statement
You acknowledge receipt of the Employer Statement attached as Appendix B to the Terms.

Ecuador
Notifications
Foreign Asset/Account Reporting Notification
You will be responsible for including any RSU Award that vested during the previous fiscal year in your annual Net Worth Declaration if your net worth exceeds the thresholds set forth in the law.

Egypt
Notifications
Exchange Control Notification
If you transfer funds into Egypt in connection with the sale of shares of common stock or the receipt of any dividends or dividend equivalents, you are required to transfer the funds through a registered bank in Egypt.

Estonia
Terms and Conditions Language Consent
By accepting the grant of the RSU Award, you confirm having read and understood the documents related to the grant (the Terms and the Plan), which were provided in the English language, and that you do not need the translation thereof into the Estonian language. You accept the terms of those documents accordingly.
Võttes vastu Award-de pakkumise kinnitad, et oled ingliskeelsena esitatud pakkumisega seotud dokumendid (Tingimused ja Plaan) läbi lugenud ja nendest aru saanud ning et ei vaja nende tõlkimist eesti keelde. Sellest tulenevalt nõustud viidatud dokumentide tingimustega.

Finland
Notifications
Foreign Asset / Account Reporting Information.
There are no specific reporting requirements with respect to foreign assets/accounts. However, please note that you must check your pre-completed tax return to confirm that the ownership of shares and other securities (foreign or domestic) are correctly reported. If you find any errors or omissions, you must make the necessary corrections electronically or by sending specific paper forms to the local tax authorities.

France
Terms and Conditions Language Consent
By accepting the RSU Award, you confirm having read and understood the Plan and your Terms, which were provided in the English language. You accept the terms of those documents accordingly.
En acceptant l’attribution, vous confirmez avoir lu et compris le Plan de travail et vos conditions générales et dispositions, qui ont été transmis en langue anglaise. Vous acceptez les termes de ces documents en connaissance de cause.
Notifications Tax Notification
Your RSU Award is not intended to qualify for specific tax or social security treatment in France.
Foreign Asset/Account Reporting Notification
If you hold shares of common stock outside of France or maintain a foreign bank account, you are required to report same (including any accounts that were closed during the tax year) to the French tax authorities on Form No. 3916 which must be filed together with your annual tax return. Failure to comply could trigger significant penalties. You should consult with your personal tax advisor to ensure compliance with your reporting requirements.

Germany
Notifications
Exchange Control Notification
Cross-border payments in excess of €12,500 in connection with the sale of securities must be reported on a monthly basis. If you make or receive a payment in excess of this amount, you must report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de).
Foreign Asset/Account Reporting Notification
If your acquisition of shares of common stock under the Plan leads to a so-called “qualified participation” at any point during the calendar year, you will need to report the acquisition when you file your tax return for the relevant year. A “qualified participation” is attained if (i) the value of the shares acquired exceeds EUR 150,000 (if you own 1% or more of the Company’s common stock) or (ii) in the unlikely event you hold shares of common stock exceeding 10% of the Company's total common stock.

Greece
Notifications
Foreign Asset / Account Reporting Information.
The reporting of foreign assets (including shares and other investments) is your own obligation and should be done through your annual tax return.

Hong Kong
Terms and Conditions Payment of Award
Notwithstanding any discretion contained in Section 11(d) of the Plan, the grant of the RSU Award does not provide any right for you to receive a cash payment and the RSU Award is payable in shares of common stock only.
Notifications
Securities Law Information
Warning: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You should exercise caution in relation to the offer. If you are in any doubt about any of the contents of the Plan and the Terms, including this supplement, you should obtain independent professional advice. The RSU Award and any shares of common stock issued pursuant to the RSU Award do not constitute a public offering of securities under Hong Kong law and are available only to Eligible Employees of the Company or its subsidiaries, affiliates and joint ventures. The Terms, including this supplement, the Plan and other incidental communication materials distributed in connection with the RSU Award (i)have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong and (ii) are intended only for the personal use of each Eligible Employee of the Employer, the Company or its subsidiaries, affiliates and joint ventures and may not be distributed to any other person.

Sale of Shares
Shares of common stock received at vesting are accepted as a personal investment. In the event the Restricted Period on your RSU Award expires within six months of the Grant Date and shares of common stock are issued to you, you agree that you will not offer to the public or otherwise dispose of the shares of common stock prior to the six-month anniversary of the Grant Date.

Hungary
Terms and Conditions Payment of Award
Any RSU Award granted to you will be settled in cash only. This means that upon vesting of your RSU Award, you will receive in cash the value of the underlying shares of common stock at vesting, less any Tax-Related
Items and broker’s fees or commissions, which will be remitted to you via local payroll. The Company reserves the right to settle the RSU Award in shares of common stock and to force the immediate sale of such shares of common stock depending on the development of applicable exchange control laws and regulations.

India
Notifications
Exchange Control Notification
You understand that you must repatriate any proceeds from the sale of shares of common stock under the Plan and any dividends or any dividend equivalents received in relation to the shares of common stock to India and convert the proceeds into local currency within such time as prescribed under applicable Indian exchange control laws as may be amended from time to time. You must obtain a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.
Foreign Asset/Account Reporting Notification
You are required to declare any foreign bank accounts and any foreign financial assets (including shares of common stock held outside of India) in your annual income tax return. It is your responsibility to comply with this reporting obligation and you should consult your personal legal advisor to determine whether the obligation applies to your personal situation.

Indonesia
Notifications
Language Acknowledgment
A translation of the documents relating to this grant into Bahasa Indonesia can be provided to you upon request to widhi.lestari@organon.com. By accepting the RSU Award, you (i) confirm having read and understood the documents relating to this grant (i.e., your Terms, including this supplement, and the Plan) which were provided in the English language, (ii) accept the terms of these documents accordingly, and (iii) agree not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).
Persetujuan dan Pemberitahuan Bahasa
Terjemahan dari dokumen-dokumen terkait dengan pemberian inike Bahasa Indonesia dapat disediakan untuk anda berdasarkan permintaan kepada widhi.lestari@organon.com. Dengan menerima Penghargaan ini, anda (i) mengkonfirmasi bahwa telah membaca dan memahami dokumen-dokumen berkaitan dengan pemberian ini (yaitu, Syarat-syarat anda, termasuk suplemen ini dan Program) yang disediakan dalam Bahasa Inggris, (ii) menerima persyaratan di dalam dokumen-dokumen tersebut, dan (iii) setuju untuk tidak mengajukan keberatan atas keberlakuan dari dokumen ini berdasarkan Undang-Undang No. 24 Tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan ataupun Peraturan Presiden sebagai pelaksanaannya (ketika diterbitkan).
Foreign Asset/Account Reporting Notification
You have the obligation to report your worldwide assets (including foreign accounts and shares of common stock acquired under the Plan) in your annual individual income tax return.
Exchange Control Notification
In general, no exchange control approvals are required in Indonesia. However, foreign exchange activity is subject to certain reporting requirements. For foreign currency transactions exceeding USD 25,000, the underlying document of that transaction will have to be submitted to the relevant local bank. If there is a change of position of any the foreign assets you hold (including shares acquired under the Plan), you must report this change in position

(i.e., sale of shares) to the Bank of Indonesia no later than the 15th day of the month following the change in position.
For transactions of USD 10,000 or more (or its equivalent in other currency), a more detailed description of the transaction must be included in the report and you may be required to provide information about the transaction to the bank in order to complete the transaction.

Ireland	There are no country-specific provisions.
Israel
Notifications Tax Notification
Your RSU Award is not intended to be tax-qualified under Section 102 of the Income Tax Ordinance.
Securities Law Information
This offer of RSUs does not constitute a public offering under the Securities Law, 1968.

Italy
Terms and Conditions
Plan Document Acknowledgment
By accepting the RSU Award, you further acknowledge that you have received a copy of the Plan, have reviewed the Plan and the Terms in their entirety and fully understand and accept all provisions of the Plan and the Terms; in particular, you acknowledge that you have read and specifically and expressly approve the following provisions in the Plan and the Terms: (a) your RSU Award cannot be transferred other than by will or the laws of descent and distribution; (b) in the event of involuntary termination of your employment, your right to receive RSUs and to receive distributions from RSUs, if any, will terminate as of the date that you are no longer actively employed by the Employer, unless otherwise expressly provided in the Terms; (c) the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (d) you are responsible for all Tax-Related Items; (e) if a reorganization, recapitalization, reclassification or other corporate event that results in an adjustment of the shares of common stock described in the Plan occurs, your RSU Award may be adjusted; (f) if a Change in Control, as described in the Plan, occurs, your RSU Award may immediately vest; (g) all decisions with respect to future grants will be at the sole discretion of the Company; and (h) the “Data Privacy” section of your Terms.
Notifications
Foreign Asset/Account Reporting Notification
If you are an Italian resident who, at any time during the fiscal year, holds foreign financial assets (including cash and shares of common stock acquired under the Plan) which may generate income taxable in Italy, you are required to report these assets on your annual tax return for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions.
Foreign Financial Asset Tax Information
Italian residents may be subject to tax on the value of financial assets (including cash and shares of common stock acquired under the Plan) held outside of Italy. The taxable amount will be the fair market value of the financial assets, assessed at the end of the calendar year. No tax payment duties arise if the amount of the foreign financial assets tax calculated on all financial assets held abroad does not exceed a certain threshold. You should contact your personal tax advisor for additional information about the foreign financial assets tax.

Japan
Notifications
Foreign Asset/Account Reporting Notification
You are required to report the details of any assets held outside of Japan as of December 31 (including shares of common stock acquired under the Plan) to the extent such assets have a total net fair market value in excess of
¥50,000,000. Such report will be due by March 15 of the following year. You should consult your personal legal and/or tax advisor to determine whether the reporting obligation applies to your personal situation and whether you will be required to report details of any outstanding RSUs or shares of common stock held by you in the report.

Jordan	There are no country-specific provisions.
Korea	Notifications

Foreign Asset/Account Reporting Notification
Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts, etc.) they hold in any foreign country to the Korean tax authority and file a report with respect to such accounts if the monthly balance of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency) on any month-end date during a calendar year. The report is due in June of the following year. You should consult with your personal tax advisor to determine how to value your foreign accounts for purposes of this reporting requirement and whether you are required to file a report with respect to such accounts.

Kuwait
Notifications
Securities Law Information
The grant of RSUs and distribution of the Plan and the Terms, including this supplement, to Eligible Employees does not constitute the marketing or offering of securities in Kuwait pursuant to Law No. 7 of 2010 as amended (establishing the Capital Markets Authority) and its implementing regulations. Offers under the Plan are being made only to Eligible Employees of the Employer or the Company or any other subsidiary, affiliate or joint venture of the Company.

Lebanon
Notifications
Securities Law Information
The grant of RSUs and distribution of the Plan and the Terms, including this supplement, to Eligible Employees does not constitute the marketing or offering of securities to the public in Lebanon pursuant to Law No. 161 (2011), the Capital Markets Law. Offers under the Plan are being made only to Eligible Employees of the Employer or the Company or any other subsidiary, affiliate or joint venture of the Company.

Malaysia
Notifications Director Notification
If you are a director of the Company’s Malaysian subsidiary, affiliate or joint venture, you are subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian subsidiary, affiliate or joint venture in writing when you receive or dispose of an interest (e.g., RSU Awards or shares of common stock) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.

Mexico
Terms and Conditions
Labor Law Acknowledgement
These provisions supplement the “Nature of Grant” section in Part A of this Appendix:
By accepting the RSU Award, you understand and agree that: (i) the RSU Award is not related to the salary and other contractual benefits granted to you by the Employer and (ii) any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment.
Policy Statement
The invitation the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability to you.
The Company, with registered offices at 30 Hudson Street, Floor 33, Jersey City, NJ 07302 U.S.A., is solely responsible for the administration of the Plan and your participation in the Plan and the acquisition of shares of common stock does not, in any way, establish an employment relationship between you and the Company since you are participating in the Plan on a wholly commercial basis. Based on the foregoing, you expressly recognize that the Plan and the benefits that you may derive from participating in the Plan do not establish any rights between you and the Employer and do not form part of the employment conditions and/or benefits provided by the Employer, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment.
Finally, you hereby declare that you do not reserve to yourself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and you therefore grant a full and broad release to the Company, its subsidiaries, affiliates, joint ventures, branches, representation offices, shareholders, officers, agents or legal representatives, with respect to any claim that may arise.

Plan Document Acknowledgment
By accepting the RSU Award, you acknowledge that you have received a copy of the Plan, have reviewed the Plan and the Terms, including this supplement, in their entirety and fully understand and accept all provisions of the Plan and the Terms.
In addition, by accepting the benefits under this grant, you further acknowledge that you have read and specifically and expressly approve the terms and conditions in the “Nature of Grant” section of the Terms, in which the following is clearly described and established: (i) your participation in the Plan does not constitute an acquired right; (ii) the Plan and your participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) your participation in the Plan is voluntary; and (iv) the Company and its subsidiaries, affiliates and joint ventures are not responsible for any decrease in the value of the shares of common stock underlying your RSU Award.
Notifications
Securities Law Information
Any RSUs offered under the Plan and the shares of common stock underlying the RSUs have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan and any other document relating to any RSU Award may not be publicly distributed in Mexico. These materials are addressed to you only because of your existing relationship with the Company and its subsidiaries, affiliates and joint ventures and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present Employees of the Company or one of its subsidiaries, affiliates and joint ventures, made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.

Netherlands	There are no country-specific provisions.
Norway
Notifications
Exchange Control Information
In general, you should not be subject to any foreign exchange requirements in connection with the acquisition or sale of shares of common stock under the Plan, except normal reporting requirements to the Norwegian Currency Registry. If the transfer of funds into or out of Norway is made through a Norwegian bank, the bank will make the registration.
Foreign Asset / Account Reporting Information
You may be subject to foreign asset reporting as part of your ordinary tax return. Norwegian banks, financial institutions, limited companies, etc. must report certain information to the Tax Administration. Such information may then be pre-completed in your tax return. However, if you have traded, or are the owner of, financial instruments (e.g., shares of common stock) not pre-completed in your tax return, you must enter this information in the Form RF-1159, which is an appendix to the tax return.

Oman
Notifications
Securities Law Information
Offerings under the Plan are addressed only to Eligible Employees of the Company or a subsidiary, affiliate or joint venture of the Company. The Plan, the Terms and any related documents do not constitute the marketing or offering of securities in Oman and consequently, have not been registered or approved by the Central Bank of Oman, the Omani Ministry of Commerce and Industry, the Omani Capital Market Authority or any other authority in the Sultanate of Oman.

Panama
Notifications
Securities Law Information
Your RSU Award is granted pursuant to the Plan and the shares of common stock which may be issued on the expiration of the Restricted Period are offered in a private transaction. This is not an offer to the public and the offer is not subject to the protections established by Panamanian securities laws, nor registration requirements.

Peru	Notifications Securities Law Notification

The offering of the RSU Award is considered a private offering in Peru; therefore, neither the grant of the RSU Award, nor the issuance of shares at the expiration of the Restricted Period, is subject to securities registration in Peru. For more information concerning this offer, please refer to the Plan, the Terms, the Plan Prospectus and any other grant documents made available to you by the Company. For more information regarding the Company, please refer to the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q available at www.sec.gov, as well as the Company’s “Investor Relations” website at https://www.organon.com/investor-relations/.

Philippines
Terms and Conditions Payment of Award
Any RSU Award granted to you will be settled in cash only. This means that upon vesting of your RSU Award, you will receive in cash the value of the underlying shares of common stock at vesting, less any Tax-Related
Items and broker’s fees or commissions, which will be remitted to you via local payroll. The Company reserves the right to settle the RSU Award in shares of common stock and to force the immediate sale of such shares of common stock depending on the development of applicable exchange control laws and regulations.

Poland
Notifications
Exchange Control Notification
If you transfer funds in excess of €15,000 in a single transaction in connection with the sale of shares of common stock or the receipt of dividends or dividend equivalents under the Plan, the funds must be transferred via a Polish bank account. You are required to retain the documents connected with a foreign exchange transaction for a period of five (5) years, as measured from the end of the year in which such transaction occurred. Penalties may apply for failure to comply with exchange control requirements.
Foreign Asset/Account Reporting Notification
Polish residents holding foreign securities (e.g., shares of common stock) and/or maintaining accounts abroad must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (when combined with all other assets possessed abroad) exceeds PLN7,000,000. If required, the reports must be filed on a quarterly basis on special forms that are available on the website of the National Bank of Poland. You should consult with your personal legal advisor to determine your personal reporting obligations.

Portugal
Terms and Conditions Language Consent
You hereby expressly declare that you have full knowledge of the English language and have read, understood and fully accept and agree with the terms and conditions established in the Plan and the Terms.
Conhecimento da Lingua.
O Contratado, pelo presente instrumento, declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo de Atribuição (Terms em inglês).

Puerto Rico	There are no country-specific provisions.
Qatar	There are no country-specific provisions.
Romania
Terms and Conditions Language Consent
By accepting the RSU Award, you acknowledge that you are proficient in reading and understanding English or have consulted with an advisor who is sufficiently proficient in English as to allow you to fully understood the terms of the documents related to the grant (the Terms, including this supplement and the Plan), which were provided in the English language. You accept the terms of these documents accordingly.
Consimtamant cu privire la limba
Prin acceptarea de aceasta Acordare, confirmati ca aveti un nivel adecvat de cunoastere in ce priveste cititirea si intelegerea limbii engleze sau ati consultat un consultant care este suficient de competent in limba engleza pentru a va permite sa intelegeti pe deplin termenii documentelor referitoare la acordare (anuntul, Acordul si Planul), care au fost furnizate in limba engleza. Acceptati termenii acestor documente in consecinta.

Notifications
Foreign Asset / Account Reporting Notification
Romanian residents generally are not required to seek authorization from the National Bank of Romania to participate in the Plan or to open or operate a foreign bank account to receive any proceeds under the Plan. However, if you acquire 10% or more of the registered capital of a non-resident company, you must file a report with the National Bank of Romania (“NBR”) within 30 days from the date such ownership threshold is reached. This is a statutory requirement, but it does not trigger the payment of fees to NBR. You may be required to provide the Romanian bank to which you transfer any proceeds under the Plan with appropriate documentation regarding the source of the income.

Russia
Notifications
Securities Law Information
These materials do not constitute advertising or an offering of securities in Russia nor do they constitute placement of the shares of common stock in Russia. The issuance of shares of common stock pursuant to the RSU Award described herein has not and will not be registered in Russia and hence, the shares of common stock described herein may not be admitted or used for offering, placement or public circulation in Russia.
U.S. Transaction and Sale Restrictions
Any shares of common stock issued pursuant to the RSU Award shall be delivered to you through a brokerage account in the U.S. You may hold shares of common stock in your brokerage account in the U.S.; however, in no event will shares of common stock be issued to you and/or share certificates or other instruments be delivered to you in Russia. You are not permitted to make any public advertising or announcements regarding the RSU Award or shares of common stock in Russia, or promote these shares of common stock to other Russian legal entities or individuals, and you are not permitted to sell or otherwise dispose of shares of common stock directly to other Russian legal entities or individuals. You are permitted to sell shares of common stock only on the New York Stock Exchange and only through a U.S. broker.
Exchange Control Notification
As of April 17, 2020, the requirement to repatriate cash proceeds from participation in the Plan (e.g., cash dividends, sale proceeds) back to Russia may not apply with respect to cash amounts received in an account that is considered by the Central Bank of Russia to be a foreign brokerage account opened with a financial market institution other than a bank. In other words, you should be able to receive, hold and remit dividends and proceeds from the sale of shares of common stock acquired under the Plan into and out of your brokerage account opened in the U.S. without any requirement to first repatriate such funds to an authorized bank in Russia. You should be aware that the rules related to foreign bank accounts are different and that pursuant to changes effective December 2, 2019 (with retroactive effect to January 1, 2018), certain restrictions with respect to payments by non-residents into a Russian currency resident’s foreign bank account will continue to apply where the foreign bank account is located in the U.S. You should contact your personal advisor to confirm the application of the exchange control restrictions prior to vesting in the RSU Award and selling shares of common stock as significant penalties may apply in case of non-compliance with the exchange control restrictions and because such exchange control restrictions are subject to change.
Foreign Asset/Account Reporting Notification
As of January 1, 2020, Russian residents are required to report the opening, closing or change of details of any foreign brokerage account to the Russian tax authorities within one month of opening, closing or change of details of such account. Russian residents also are required to submit an annual cash flow report for any such foreign brokerage account on or before June 1 of the following year (the first report is due by June 1, 2021 for the year 2020). You should consult with your personal legal advisor to determine the applicability of these reporting requirements to any brokerage account opened in connection with your participation in the Plan.
Anti-Corruption Law
You should be aware that certain individuals who hold public office in Russia, as well as their spouses and dependent children, are prohibited from opening or maintaining foreign brokerage or bank accounts and holding any securities, whether acquired directly or indirectly, in a foreign company (including shares of common stock acquired under the Plan).

Serbia	Notifications

Securities Law Information
The RSU Award is not subject to the regulations concerning public offers and private placements under the Law on Capital Market. As set forth in the Terms, the RSU Award is subject to the laws of the State of New Jersey,
U.S.A. (without regard to its conflict of law provisions).
Foreign Asset/Account Reporting Notification
Residents of Serbia may hold foreign accounts to receive proceeds only upon obtaining prior permission of the National Bank of Serbia (“NBS”). Further, Serbian residents are obligated to provide the foreign account number to the NBS within 30 days of opening such account. Serbian residents must also file an update to the NBS on Form RN on a quarterly basis. Serbian residents are also obligated to transfer any funds received to their Serbian bank account within 30 days of payment. As the exchange control regulations in Serbia may change without notice, you should consult with your personal advisor with respect to all applicable reporting obligations.

Singapore
Notifications
Restriction on Sale and Transferability
You hereby agree that any shares of common stock acquired pursuant to the RSU Award will not be offered for sale in Singapore prior to the six-month anniversary of the Grant Date of the RSU Award, unless such sale or offer is made pursuant to one or more exemptions under Part XII Division 1 Subdivision (4) (other than section 280) of the Securities and Futures Act (Chap. 289, 2006 Ed.) (“SFA”) or pursuant to, and in accordance with, the conditions of any other applicable provision(s) of the SFA.
Securities Law Information
The RSU Award is being granted to you pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA, on which basis it is exempt from the prospectus and registration requirements under the SFA, and is not made to you with a view of the RSU Award being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.
Director Notification
If you are a director (including an alternate, substitute, associate or shadow director) of a Singaporean subsidiary, affiliate or joint venture of the Company, you are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore subsidiary, affiliate or joint venture in writing when you receive an interest (e.g., RSU Award, shares of common stock) in the Company or any related companies. In addition, you must notify the Singaporean subsidiary, affiliate or joint venture when you sell shares of the Company’s common stock or any related company (including when you sell shares of common stock acquired upon the expiration of the Restricted Period). These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification must be made of your interests in the Company or any related company within two days of .either after the director becomes aware of the change in respect of the particulars of any of the aforesaid, the date on which the director becomes a holder of, or acquires an interest in, the shares, debentures, rights, contracts, participatory interests, other securities or securities-based derivatives contacts, whichever last occurs. There is no prescribed form for such disclosure, although in practice, the company secretary normally would prepare a formatted disclosure form that requests the following information: equity award granted, number of shares acquired, description of consideration, if applicable, and the date of the transaction.
A director shall be deemed to have an interest in securities or securities-based derivative contracts referred to above if a family member of the director (not being him or herself a director), holds or has an interest in those securities or securities-based derivatives contract and any contract entered into by, or any grant made to, a family member of a director of a corporation (not being himself a director) shall be deemed to have been entered into by, made or exercised by or made to the director. A “family member” means a spouse, or a son, adopted son, step-son, daughter, adopted daughter or step-daughter below the age of 21 years.

Slovak Republic	There are no country-specific provisions.
Slovenia	Terms and Conditions

Language Consent
By accepting the grant of the RSU Award, you acknowledge that you are proficient in reading and understanding English and fully understand the terms of the documents related to the grant (this supplement, the Terms and the Plan), which were provided in the English language. You accept the terms of those documents accordingly.
Soglasje za Uporabo Angleškega Jezika
S sprejetjem dodelitve Nagrade (the RSU Award) potrjujete in priznavate, da ste sposobni brati in razumeti angleški jezik ter da v celoti razumete določila dokumentov, povezanih z dodelitvijo (ta dodatek, Določila (the Terms) in Načrt (the Plan)), ki so bili posredovani v angleškem jeziku. Skladno s tem sprejemate določila teh dokumentov.
Notifications
Foreign Asset / Account Reporting Notification
Slovenian residents may be required to report the opening of bank and/or brokerage accounts to the tax authorities within eight days of opening such account. You should consult your personal tax advisor to determine whether this requirement will apply to any accounts opened in connection with participation in the Plan and to ensure compliance with applicable reporting requirements in Slovenia.

South Africa
Notifications Tax Notification
By accepting the RSU Award, you agree to notify your Employer of the amount of any gain you realize upon the expiration of the Restricted Period. If you fail to advise your Employer of the gain realized upon expiration of the Restricted Period, you may be liable for a fine. You will be responsible for paying any difference between the actual tax liability and the amount withheld.
Exchange Control Notification
Because no transfer of funds from South Africa is required, no filing or reporting requirements should apply when the RSU Award is granted or when shares of common stock are issued upon vesting and expiration of the Restricted Period of the RSU Award. However, because the exchange control regulations are subject to change, you should consult your personal advisor prior to expiration of the Restricted Period of the RSU Award to ensure compliance with current regulations. You are responsible for ensuring compliance with all exchange control laws in South Africa.
Securities Law Information
In compliance with South African Securities Law, you acknowledge that you have been notified that the documents listed below are available for your review on the Company intranet site at the web addresses listed below:
1. the Company’s most recent Annual Report (Form 10-Q) – https://www.organon.com/investor- relations/sec-filings/ (the Company will file its first Form 10-K for the year ended December 31, 2021; in the meantime, please see the Index to Financial Statements in its Information Statement filed as Exhibit
99.1 to Amendment No. 2 to Form 10 at https://www.sec.gov/Archives/edgar/data/0001821825/000119312521140380/d56612d1012ba.htm)
2. the Company’s most recent Plan Prospectus - Organon Incentive Stock Plan Prospectus.pdf (sharepoint.com)
You acknowledge that you may have copies of the above documents sent to you, at no charge, on written request being mailed to Investor Relations at Organon & Co., 30 Hudson Street, Floor 33, Jersey City, NJ 07302 U.S.A. The telephone number at the executive offices is 1-551-430-6900 and email is investor_relations@organon.com.

Spain
Terms and Conditions Labor Law Acknowledgment
This provision supplements the “Nature of Grant” section in Part A of this Appendix:
By accepting this RSU Award, you acknowledge that you understand and agree that you consent to participation in the Plan and that you have received a copy of the Plan.
You understand that the Company, in its sole discretion, has unilaterally and gratuitously decided to distribute Incentives under the Plan to individuals who may be employees of the Company or its subsidiaries, affiliates or joint ventures throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its subsidiaries, affiliates or joint ventures over and above the specific terms of the Plan on an ongoing basis. Consequently, you understand that any RSU Award is given on the assumption and condition that it shall not become a part of any employment contract (either with the Company or any of its subsidiaries, affiliates or joint ventures) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Further, you understand and freely accept that there is no guarantee that any benefit whatsoever shall arise from any gratuitous and discretionary RSU Award since the future value of the RSU Awards and shares of common stock is unknown and unpredictable. In addition, you understand that the RSU Award would not be made to you but for the assumptions and conditions referred to above; thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any RSU Award shall be null and void.
You also understand and agree that, as a condition of the grant of the RSU Award, the termination of your employment for any reason (including the reasons listed below), the RSU Award will cease vesting immediately effective on the date you are no longer providing services to the Employer or the Company or any of its subsidiaries, affiliates or joint ventures (unless otherwise specifically provided in the Terms). In particular, you understand and agree that the RSU Award will be forfeited without entitlement to the underlying shares of common stock or to any amount as indemnification in the event of a termination of your employment as described in the Terms prior to expiration of the Restricted Period by reason of, including but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to “despido improcedente”), individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer and under Article 10.3 of the Royal Decree 1382/1985.
Notifications
Exchange Control Notification
To participate in the Plan, residents of Spain must comply with exchange control regulations in Spain. The acquisition, ownership and disposition of shares of the Company’s common stock must be declared for statistical purposes to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”) , which is a department of the Ministry of Economy and Competitiveness. In addition, you must declare ownership of any shares of common stock to the DGCI each January while the shares of common stock are owned. The sale of shares of common stock must also be declared to the DGCI in January after the year in which the sale occurred, unless the sale proceeds exceed the applicable threshold (currently €1,502,530), in which case, the filing is due within one month after the sale.
Further, you are required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), as well as securities (including shares of common stock acquired under the Plan) held in such accounts, if the value of the transactions for all such accounts during the prior year or the balances in such accounts (including any payments of cash or shares of common stock made to you pursuant to the Plan) together with the value of such instruments as of December 31, or the volume of transactions with non-Spanish residents during the prior or current year, exceed €1,000,000. Generally, you will be required to report on an annual basis.
Foreign Asset/Account Reporting Notification
You may be subject to a tax reporting obligation if you hold assets and/or have bank accounts outside of Spain. If the value of the assets, including shares of common stock, dividends, dividend equivalents, or the bank accounts outside of Spain exceeds €50,000 (as determined separately for assets and for bank accounts) as of December 31 of the relevant tax year, you will be required to report the assets and/or bank accounts on your annual tax return for such year (or at any time during the year in which you dispose of such right or asset). After the assets and/or bank accounts are initially reported, you will be subject to the reporting obligations only if the value of any previously-reported assets or accounts increases by more than €20,000. The reporting must be completed by March 31 each year.
You should consult with your personal tax and legal advisors to ensure compliance with your personal reporting obligations.
Securities Law Information
No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of the RSU Award. The Plan and the Terms have not been nor will they be registered with the Comisión Nacional del Mercado de Valores, and do not constitute a public offering prospectus.
Sweden
Terms and Conditions Authorization to Withhold
The following provision supplements the “Tax Withholding” section of your Terms:
Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in the “Tax Withholding” section of the Terms, in accepting the RSU Award, you authorize the Company and/or the Employer to withhold shares of common stock or to sell shares of common stock otherwise deliverable to you upon vesting/settlement to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.

Switzerland
Notifications
Securities Law Information
The offering of participation in the Plan is considered a private offering in Switzerland; therefore, it is not subject to registration in Switzerland. Neither this document nor any other materials relating to the Plan (i) constitute a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an employee of the Company or Employer or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority.
Foreign Asset / Account Reporting Information
You are required to declare all of your foreign bank and brokerage accounts in which you hold cash or securities, including the accounts that were opened and/or closed during the tax year, as well as any other assets, on an annual basis on in your tax return. This includes RSU Awards granted to you under the Plan which should not be subject to the net wealth tax, but must be reflected “pro memoria” in the statement on bank accounts and securities (Wertschriftenverzeichnis) that you are required to file with your tax return.

Taiwan
Notifications
Securities Law Information
The RSU Award and the shares of common stock to be issued pursuant to the Plan are available only to Eligible Employees of the Company and its subsidiaries, affiliates and joint ventures. The grant of the RSU Award and offer of participation in the Plan does not constitute a public offer of securities by a Taiwanese company.
Exchange Control Notification
You may acquire and remit foreign currency (including proceeds from the sale of shares of common stock or the receipt of any dividends or dividend equivalents) through an authorized foreign exchange bank, into Taiwan, up to US$5,000,000 per year without justification. Remittance of funds related to the sale of shares of common stock should be made through an authorized foreign exchange bank. If the transaction amount is TWD$500,000 or more in a single transaction, you must submit a Foreign Exchange Transaction Form.

Thailand
Notifications
Exchange Control Notification
In the event that the amount of the proceeds from the sale of shares of common stock or the receipt of dividends or dividend equivalents acquired under the Plan is US$1,000,000 or more in a single transaction, you will be required to repatriate such proceeds into Thailand after you receive them and to convert the funds into Thai Baht or deposit the proceeds in a foreign currency deposit account maintained by a bank in Thailand within 360 days. In this case, you will be required to provide information associated with the source of such income on the Foreign Exchange Transaction Form to the authorized agent for reporting to an exchange control officer.

Turkey	Notifications Securities Law Information

Under Turkish law, you are not permitted to sell shares of the Company’s common stock in Turkey; instead, the sale must take place outside Turkey, which will be the case if the shares of common stock are sold on the New York Stock Exchange on which the shares are currently listed.
You may be required to engage a Turkish financial intermediary to assist with the sale of shares of common stock acquired under the Plan. While you should not need to engage a Turkish financial intermediary with respect to the acquisition of such shares of common stock (as no consideration is paid for the RSU Awards or underlying shares of common stock), this is less certain. In light of this uncertainty, you should consult your personal legal advisor prior to the expiration of the Restricted Period or any sale of shares of common stock to ensure compliance with the financial intermediary requirements.

Ukraine
Terms and Conditions Payment of Award
Any RSU Award granted to you will be settled in cash only. This means that upon vesting of your RSU Award, you will receive in cash the value of the underlying shares of common stock at vesting, less any Tax-Related
Items and broker’s fees or commissions, which will be remitted to you via local payroll. The Company reserves the right to settle the RSU Award in shares of common stock and to force the immediate sale of such shares of common stock depending on the development of applicable exchange control laws and regulations.

United Arab Emirates
Notifications
Securities Law Information
The Plan is only being offered to Eligible Employees of the Company and its subsidiaries, affiliates and joint ventures and is in the nature of an “exempt personal offer” of equity incentives to Eligible Employees of the Company’s subsidiary in the United Arab Emirates. The Plan, the Terms and any other grant documents you may receive from the Company are intended for distribution only to such Eligible Employees and must not be delivered to, or relied on by, any other person. Prospective recipients of the securities offered (i.e., shares of the Company’s common stock) should conduct their own due diligence on the securities. If you do not understand the contents of the Plan and the Terms, you should consult an authorized financial adviser. The Emirates Securities and Commodities Authority and the Dubai Financial Services Authority have no responsibility for reviewing or verifying any documents in connection with the Plan. The Ministry of Economy, the Dubai Department of Economic Development, Emirates Securities and Commodities Authority, Central Bank and the Dubai Financial Services Authority, as applicable depending on your Employer’s location in the United Arab Emirates, have not approved the Plan or the Terms or taken steps to verify the information set out therein, and have no responsibility for such documents.

United Kingdom
Terms and Conditions Tax Acknowledgment
You agree that you are liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items, as and when requested by the Company or, if different, your Employer or by Her Majesty’s Revenue and Customs (“HRMC”) (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Company and, if different, your Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on your behalf.
Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), the amount of any income tax not collected from or paid by you within ninety (90) days of the end of the U.K. tax year in which the event giving rise to the Tax-Related Items occurs may constitute a benefit to you on which additional income tax and National Insurance contributions may be payable. You understand that you will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any National Insurance contributions due on this additional benefit, which may also be recovered from you through any means set forth in the “Tax
Withholding” section of the Terms.

Vietnam
Terms and Conditions Payment of Award
Any RSU Award granted to you will be settled in cash only. This means that upon vesting of your RSU Award, you will receive in cash the value of the underlying shares of common stock at vesting, less any Tax-Related Items and broker’s fees or commissions, which will be remitted to you via local payroll. The Company reserves the right to settle the RSU Award in shares of common stock and to force the immediate sale of such shares of common stock depending on the development of applicable exchange control laws and regulations.

APPENDIX B ORGANON & CO. SPECIAL NOTICE FOR EMPLOYEES IN DENMARK ARBEJDSGIVERERKLÆRING/EMPLOYER STATEMENT
I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret til aktier m.v. i ansættelsesforhold som ændret pr. 1 . januar 2019 ("Aktieoptionsloven") er du berettiget til i en særskilt skriftlig erklæring at modtage følgende oplysninger om de betingede aktieenheder ("Tildelingen"), der er tildelt dig af Organon & Co. ("Selskabet") i henhold til Selskabets 2021 Incentive Stock Plan ("Planen").
Denne erklæring indeholder kun de oplysninger, der er nævnt i Aktieoptionsloven. De fuldstændige vilkår og betingelser, der gælder for din Tildeling, fremgår af Planen og af de globale vilkår for 2021-tildelingen af betingede aktieenheder (Global Terms for 2021 Restricted Stock Unit Grants), inklusive eventuelle yderligere vilkår for dit land som fastsat i bilag A til de globale vilkår ("Vilkårene"), som er blevet udleveret til dig.

I tilfælde af uoverensstemmelse mellem indholdet af denne erklæring og Planen og Vilkårene, har Planen og    Vilkårene    forrang.

Pursuant to Section 3(1) of the Danish Act on the Use of Rights to Purchase or Subscribe for Shares etc. in Employment Relationships as amended with effect from 1 January 2019 (the “Stock Option Act”), you are entitled to receive the following information regarding restricted stock units (the “Award”) granted to you by Organon & Co. (the “Company”) under its 2021 Incentive Stock Plan (the “Plan”) in a separate written statement.
This statement contains only the information mentioned in the Stock Option Act. The terms and conditions of your Award are set forth in their entirety in the Plan and the Global Terms for 2021 Restricted Stock Unit Grants, including any additional provisions for your country set forth in Appendix A thereto (the “Terms”), which have been made available to you.

In the event of any inconsistency between the contents of this statement and the Plan and the Terms, the terms and conditions of the Plan and the Terms will prevail.

1. Tidspunkt for tildeling af den vederlagsfri ret til at modtage ordinære aktier mod opfyldelse af visse betingelser
Tildelingstidspunktet (som defineret i Vilkårene) er den dato, hvor Talentudvalget under Selskabets Bestyrelse eller et underudvalg under samme, eller et eventuelt andet bestyrelsesudvalg, der måtte efterfølge dette, ("Udvalget") godkendte en tildeling til dig og besluttede, at denne skulle træde i kraft.

1. Date of grant of unfunded right to receive shares of common stock upon satisfying certain conditions
The Grant Date (as defined in the Terms) of your Award is the date that the Talent Committee of the Board of Directors of the Company or subcommittee thereof, or such other successor committee of the Board of Directors (the “Committee”) approved a grant for you and determined it would be effective.

2. Vilkår for tildeling af ret til at modtage ordinære aktier mod opfyldelse af visse betingelser
Tildelinger i henhold til Planen sker alene efter Udvalgets eget frie skøn. Selskabet har meget vide beføjelser til at bestemme, hvem der kan modtage Tildelinger og hvornår, og til at fastsætte betingelserne for Tildelingerne. Selskabet kan efter dets eget frie skøn vælge fremover ikke at foretage Tildelinger. I henhold til bestemmelserne i Planen og Vilkårene har du ikke nogen ret til eller noget krav på fremtidige tildelinger i henhold til Planen.

2. Terms or conditions for grant of a right to receive shares of common stock upon satisfying certain conditions
The grant of Awards under the Plan is made at the sole discretion of the Committee. The Company has very broad powers to determine who will receive Awards and when, and to set the terms of the Awards. The Company may decide, in its sole discretion, not to make any grants of Awards in the future. Under the terms of the Plan and the Terms, you have no entitlement or claim to receive future grants under the Plan.

3. Modningstidspunkt eller -periode	3. Vesting date or period

Din tildeling modner på de(t) tidspunkt(er), der fremgår af Morgan Stanleys aktieplanssystem (Morgan Stanley Stock Plan System), medmindre den modner eller ophører på et tidligere tidspunkt af de grunde, der er beskrevet i Vilkårene. På modningstidspunktet konverteres din Tildeling til et tilsvarende antal ordinære aktier i Selskabet.

Your Award shall vest on the date(s) reflected in the Morgan Stanley Stock Plan System, unless vested or terminated earlier for the reasons set forth in the Terms. Your Award shall be converted into an equivalent number of Company shares of common stock upon vesting of the Award.

4. Udnyttelseskurs
Der skal ikke betales nogen udnyttelseskurs i forbindelse med modning af din Tildeling eller Selskabets udstedelse af ordinære aktier til dig i overensstemmelse med den ovenfor beskrevne modningstidsplan.
4. Exercise price No exercise price is payable upon the vesting of your Award or the issuance of shares of the Company’s common stock to you in accordance with the vesting schedule described above.
5. Din retsstilling i forbindelse med fratræden
Ved din fratræden vil din Tildeling blive behandlet i overensstemmelse    med    bestemmelsen "Ansættelsesforholdets ophør" (defineret som Termination of Employment i Vilkårene), hvilken bestemmelse er opsummeret umiddelbart nedenfor.

–Frivillig fratræden, Misligholdelse eller Opsigelse af Berettiget Årsag. Hvis dit ansættelsesforhold inden for den Betingede Periode (defineret som Restricted Period i Vilkårene) ophører som følge af din egen opsigelse eller opsiges som følge af din forsætlige eller grove misligholdelse eller som følge af anden Berettiget Årsag (defineret som Cause i Vilkårene), fortaber du retten til din Tildeling (og eventuelt optjent udbyttemodværdi) på tidspunktet for ophøret af dit ansættelsesforhold.
–Salg. Hvis dit ansættelsesforhold inden for den Betingede Periode ophører, og Selskabet vurderer, at ophøret skyldes et salg af dit datterselskab, afdeling eller joint venture, vil følgende del af din Tildeling og eventuelt optjent udbyttemodværdi blive udbetalt til dig på det tidspunkt, hvor sådan udbetaling ville være sket, hvis dit ansættelsesforhold ikke var ophørt: En tredjedel, hvis ansættelsesforholdet ophører på eller efter Tildelingstidspunktet, men før 1-årsdagen for Tildelingen (resten fortaber du retten til på tidspunktet for ophøret af dit ansættelsesforhold); og hele Tildelingen, hvis ansættelsesforholdet ophører på eller efter 1-årsdagen for Tildelingen.
–Ufrivilligt ophør, der ikke skyldes dårlig performance, en Berettiget Årsag, pensionering, dødsfald eller invaliditet. Hvis Selskabet vurderer, at dit ansættelsesforhold er ophørt ufrivilligt inden for den Betingede Periode, uden at det skyldes dårlig performance, en Berettiget Årsag, pensionering,

5. Your rights upon termination of employment
The treatment of your Award upon termination of employment will be determined in accordance with the “Termination of Employment” section of the Terms summarized immediately below.

–Voluntary Termination, Misconduct or Termination for Cause. If your employment is voluntarily terminated or your employment is terminated as a result of your deliberate, willful or gross misconduct or for Cause (as defined in the Terms) during the Restricted Period (as defined in the Terms), your Award (and any accrued dividend equivalents) will be forfeited on the date your employment ends.
–Sale. If your employment is terminated during the Restricted Period and the Company determines that such termination resulted from the sale of your subsidiary, division or joint venture, the following portion of your Award and accrued dividend equivalents will be distributed to you at such time as it would have been paid if your employment had continued: one-third if employment terminates on or after the Grant Date but before the first anniversary thereof (the remainder will be forfeited on the date your employment ends); and all if employment terminates on or after the first anniversary of the Grant Date.
–Involuntary Termination Not for Poor Performance, or Without Cause, Retirement, Death or Disability. If the Company determines that your employment is involuntarily terminated during the Restricted Period not for poor performance, or without Cause, retirement, death or disability but on or after the first anniversary, a pro rata portion of your unvested Award and accrued dividend equivalents will be distributed to you at such time as they would have been paid if your employment had continued. The pro

dødsfald eller invaliditet, men på eller efter 1- årsdagen for Tildelingen, vil en forholdsmæssig andel af din umodnede Tildeling og eventuelt optjent udbyttemodværdi blive udbetalt til dig på det tidspunkt, hvor en sådan udbetaling ville være sket, hvis dit ansættelsesforhold ikke var ophørt. Denne forholdsmæssige andel vil svare til Tildelingens fulde beløb (uanset om Tildelingen er modnet eller ej) gange antallet af fulde måneder, der er forløbet inden for den Betingede Periode og forud for tidspunktet for ansættelsesforholdets ophør, divideret med det samlede antal måneder i den Betingede Periode for Tildelingen2, nedsat med antallet af modnede betingede aktieenheder. Resten samt eventuelt optjent udbyttemodværdi fortabes på tidspunktet for ansættelsesforholdets ophør.
–Kontrolskifte. Hvis Selskabet eller et moderselskab, et datterselskab, en tilknyttet part eller et joint venture til Selskabet inden for den Betingede Periode uden Berettiget Årsag bringer dit ansættelsesforhold til ufrivilligt ophør før 2-årsdagen for closing af et kontrolskifte, vil denne Tildeling forblive i kraft i overensstemmelse med Vilkårene på samme måde, som hvis ansættelsesforholdet ikke var ophørt, idet udbetaling i så fald vil ske samtidig med tilsvarende udbetalinger til aktive medarbejdere. Hvis denne Tildeling efter et kontrolskifte ikke længere er udestående og heller ikke er konverteret til en anden Tildeling, vil du være berettiget til for denne Tildeling at modtage kontant betaling med et beløb svarende til fair markedsværdi af det vederlag, kapitalejerne i Selskabet modtog i forbindelse med kontrolskiftet til udbetaling senest 30 dage fra kontrolskiftets gennemførelse. Dette afsnit bortfalder, når der er gået 2 år fra kontrolskiftets gennemførelse.
–Joint Venture. Ansættelse i et joint venture, herunder enhver anden enhed, som Selskabet har en betydelig forretningsinteresse eller ejerandel i, anses i forhold til din Tildeling ikke for ophør af ansættelsesforholdet. En sådan ansættelse skal godkendes af Selskabet og være i umiddelbar forlængelse af ansættelsen i Selskabet. Uagtet denne bestemmelse gælder det, at hvis du ikke er berettiget til at modtage en tildeling i henhold til Planen, efter at dit ansættelsesforhold er overført, vil dit ansættelsesforhold i forbindelse med Tildelingen blive behandlet som ophørt efter din overførsel.

rata portion will equal the full amount of the Award (whether or not vested) times the number of completed months during the Restricted Period and prior to the date employment terminates, divided by the total number of months during the Restricted Period of the Award3, reduced by the number of restricted stock units that have vested. The remainder and any accrued dividend equivalents will be forfeited on the date your employment ends.
–Change in Control. If the Company or a parent, subsidiary, affiliate or joint venture of the Company involuntarily terminates your employment during the Restricted Period without Cause before the second anniversary of the closing of any change in control, then this Award will continue in accordance with its terms as if employment had continued and will be distributed at the time active employees receive distributions with respect to this Award. If this Award does not remain outstanding following the change in control and is not converted into a successor Award, then you will be entitled to receive cash for this Award in an amount equal to the fair market value of the consideration paid to Company stockholders for a share of Company common stock in the change in control payable within 30 days of the closing of the change in control. On the second anniversary of the closing of the change in control, this paragraph shall expire.
–Joint Venture. Employment with a joint venture including any other entity in which the Company has a significant business or ownership interest is not considered termination of employment for purposes of your Award. Such employment must be approved by, and contiguous with employment by, the Company. Regardless of this provision, if you would not be eligible to receive a grant under the Plan after your transfer of employment, your employment will be considered terminated for the purposes of the Award upon your transfer.

6. Økonomiske aspekter ved deltagelse i Planen	6. Financial aspects of participating in the Plan
2 Det samlede antal måneder i den Betingede Periode for en tildeling, der modner over tre år, er 36 måneder.
3 The total number of months during the Restricted Period of the Grant of a grant that vests over three years is 36 months.

Tildelingen har ingen umiddelbare økonomiske konsekvenser for dig. Det er først ved modning af Tildelingen og det efterfølgende salg af de ordinære aktier, der er erhvervet ved modningen, at du vil kunne realisere nogen indtægter i henhold til Planen.
Værdien af Tildelingen indgår ikke i beregningen af feriepenge,    pensionsbidrag, fratrædelsesgodtgørelse, lovpligtige godtgørelser eller andre lovpligtige, vederlagsafhængige ydelser.
Investering i aktier er ikke uden økonomisk risiko. Værdien af aktierne på modnings- og salgstidspunkterne afhænger ikke kun af Selskabets økonomiske udvikling, men også af den generelle udvikling på aktiemarkedet. Der kan derfor ikke gives nogen garanti for, at en investering i aktier vil være overskudsgivende.
Denne erklæring berører ikke de skattemæssige konsekvenser af deltagelse i Planen, modtagelse af eventuelt udbytte eller et efterfølgende salg af de i medfør af Planen erhvervede ordinære aktier. Du anbefales at drøfte dette med din personlige økonomiske rådgiver eller skatterådgiver.

The grant of the Award has no immediate financial consequences for you. It is not until vesting of the Award and the subsequent sale of shares of common stock acquired at vesting that you may realize any income under the Plan.
The value of the Award is not taken into account when calculating holiday allowances, pension contributions, severance pay, statutory allowance, compensation or other statutory remuneration calculated on the basis of salary.
Investing in shares of common stock involves some financial risk. The value of the shares at the time of vesting and sale will not only be dependent on the Company's financial development, but also on the general development on the stock market. Consequently, there is no guarantee that investment in shares of common stock will yield a profit.
This statement does not address the tax consequences of participating in the Plan, the receipt of any dividends or the subsequent sale of any shares of common stock acquired under the Plan. You are encouraged to discuss this matter with your personal financial or tax advisor.

ORGANON & CO. 30 Hudson Street, Floor 33 Jersey City, NJ U.S.A. 07302	ORGANON & CO. 30 Hudson Street, Floor 33 Jersey City, NJ U.S.A. 07302